UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-42584	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(866) 418-5144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 3, 2025, SmartStop Self Storage REIT, Inc. (the “Company”) closed its registered underwritten public offering (the “Offering”) of 31,050,000 shares of common stock, $0.001 par value per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-11 (File No. 333-264449), as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The 31,050,000 shares of Common Stock sold in the Offering is inclusive of the underwriters’ over-allotment option of 4,050,000 shares of Common Stock, which was exercised in full. In connection with the Offering, the Company entered into an Underwriting Agreement, dated April 1, 2025, by and among the Company, SmartStop OP, L.P. (the “Operating Partnership”), J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”).

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Operating Partnership, customary conditions to closing, indemnification obligations of the Company, the Operating Partnership and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions.

The summary above is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Listing Equity Grants

As disclosed in the Registration Statement, in connection with the Offering, the Company’s board of directors (the “Board”) authorized the Company to grant various types of equity awards (collectively, the “Listing Equity Grants”) to certain directors, named executive officers and employees of the Company.

The Listing Equity Grants granted to employees, board members, and certain affiliates of the Company, including the named executive officers of the Company, include, in the aggregate, 289,410 shares of Class A restricted stock, 55,484 restricted stock units and 287,080 long-term incentive plan units in the Operating Partnership (“LTIP Units”) and will vest either (i) for smaller grants, in one installment on the six-month anniversary of the closing date of the Offering or (ii) for larger grants, ratably over four years with the first tranche vesting on the one-year anniversary of the closing date of the Offering, subject to the grantee’s continuous employment through the applicable vesting date. Of these Listing Equity Grants, the awards granted to Messrs. Barry, Robinson, Johnson, Look and Terjung represent 29,319, 29,319, 29,319, 29,319 and 29,319 LTIP Units, respectively.

The Board authorized the Company to grant 9,598 LTIP Units or 9,166 shares of Restricted Stock to each of the Company’s directors, other than the Company’s Chairman and Chief Executive Officer, H. Michael Schwartz. The Listing Equity Grants granted to such directors will vest on the same terms and conditions as those granted to our employees, subject to the grantee’s continuous service through the applicable vesting date.

The summary above is qualified in its entirety by reference to the full text of the form of Restricted Stock Award and the form of LTIP Unit Award, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Severance Plan

In connection with the listing of the Common Stock on the New York Stock Exchange (the “Listing”), the Board adopted and approved the Amended and Restated Executive Severance and Change of Control Plan, effective as of April 1, 2025, which incorporated the prior amendment to the Executive Severance and Change of Control Plan (the “Severance Plan”) that the Board previously approved, as well as additional amendments to (i) revise certain definitions in the Severance Plan, (ii) revise the form of Letter Agreement contained in Exhibit A to the Severance Plan, and (iii) amend and restate the provisions of the Severance Plan relating to the application of Code Section 280G.

The summary above is qualified in its entirety by reference to the full text of the Amended and Restated Executive Severance and Change of Control Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary for Subtitle 8 Opt Out

As disclosed in the Registration Statement, on April 2, 2025, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland, which prohibit the Company from unilaterally electing to be subject to Section 3-803 of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act (“MUTA”). As a result of the Articles Supplementary and the Board’s previously adopted resolutions, the Company is prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit the Company to classify its Board without stockholder approval, and such prohibition may not be repealed unless the repeal of such prohibition is approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

The summary above is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Bylaws

In connection with the Offering, the Board adopted the second amended and restated bylaws (the “Second Amended and Restated Bylaws”), effective as of April 1, 2025, to, among other things, require a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present to elect a director and to grant the stockholders of the Company the concurrent power to amend the Second Amended and Restated Bylaws. The amendments also include certain other updates consistent with the new Rule 14a-19 adopted by the Securities and Exchange Commission.

The summary above is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Listing, the Board adopted an amended Code of Ethics and Business Conduct, effective as of April 1, 2025, which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our employees. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at www.smartstopselfstorage.com under About Us—Investor Relations—Governance. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Stockholder Letter

On April 3, 2025, the Company issued a letter, including a list of frequently asked questions (“FAQs”), to our stockholders regarding the recent listing of its Common Stock on the New York Stock Exchange and the closing of the Offering. The stockholder letter with FAQs will be mailed to the stockholders of the Company and made available on the Company’s website in the Investor Relations section at https://investors.smartstopselfstorage.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Non-Employee Director Compensation

In conjunction with the Listing, the Company approved certain changes to the compensation of the Company’s non-employee members of the Board (the “Non-Employee Directors”), which changes include (i) an increase in the annual cash retainer paid to each Non-Employee Director from $62,500 per year to $65,000 per year, (ii) an increase in the annual equity grant awarded to each Non-Employee Director from $80,000 to $100,000, and (iii) an increase in the additional annual cash compensation paid to the Board’s lead independent director from $10,000 to $15,000, with such changes to be effective as of April 2, 2025.

Distribution Change

The Company approved a distribution amount for the month ended April 30, 2025 prior to the effective date of the Offering which shall equal the result of: (i) $0.1973 per share (or $2.40 annualized) multiplied by, (ii) a fraction, (a) the numerator of which is the number of days in the month of April 2025 immediately preceding the effective date of the Offering, and (b) the denominator of which is 30 to holders of record of Class A common stock (“Class A Shares”), $0.001 par value per share, and Class T common stock (“Class T Shares”), $0.001 par value per share, as of the close of business on April 30, 2025 (the “Record Date”).

The Company also approved a distribution amount for the month ended April 30, 2025 on and after the effective date of the Offering which shall equal the result of: (i) $0.1315 per share (or $1.60 annualized) multiplied by, (ii) a fraction, (a) the numerator of which is the number of days in the month of April 2025 on and after the effective date of the Offering, and (b) the denominator of which is 30, to holders of record of Common Stock, Class A Shares and Class T Shares, as of the close of business on the Record Date.

The Company’s April 2025 distributions payable to each stockholder of record at the end of the month will be paid the following month.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 1, 2025, by and among SmartStop Self Storage REIT, Inc., SmartStop OP, L.P., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Truist Securities, Inc., as representatives of the several underwriters named therein

3.1	Articles Supplementary (Subtitle 8 Opt-Out) of SmartStop Self Storage REIT, Inc., dated April 2, 2025

3.2	Second Amended and Restated Bylaws, dated April 1, 2025

10.1	Form of Restricted Stock Award

10.2	Form of LTIP Unit Agreement (incorporated by reference to Exhibit 10.17 to the Pre-Effective Amendment No. 4 to SmartStop Self Storage REIT, Inc.’s Registration Statement on Form S-11 (No. 333-264449) filed on March 24, 2025)

10.3	Amended and Restated Executive Severance and Change of Control Plan of SmartStop Self Storage REIT, Inc.

99.1	Stockholder Letter, dated April 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: April 3, 2025	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer